                                                                    EXHIBIT 23.7

                          CONSENT OF PROPOSED DIRECTOR

         The undersigned hereby consents to being named as a proposed member of the Board of Directors of Hallwood Energy Corporation (the "Registrant") in the Prospectus constituting part of the Joint Proxy Statement/Registration Statement of the Registrant filed under the Securities Act of 1933, as amended.

                                                       /s/ Nathan C. Collins
                                                 -------------------------------
                                                 Name: Nathan C. Collins
                                                 Date:    4/12/99
                                                      --------------------------